                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors


The Board of Directors
National Commerce Financial Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus/registration statement.


/s/ KPMG LLP

Raleigh, North Carolina
September 7, 2001